Exhibit (24)(a)
THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Jon R. Moeller, Chief Financial Officer of the Registrant, Teri L. List, Treasurer of the Registrant, Deborah P. Majoras, Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Treasurer or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:
(i)	the Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of debt securities of the Registrant, as may be revised in accordance with the Company resolution entitled “Authorize S-3 Registration Statement for Debt Securities and Guarantees”;

(ii)	any and all amendments (including post-effective amendments) to the Form S-3 Registration Statement, any registration statement relating to the offering covered by this Form S-3 Registration Statement and filed under the Securities Act of 1933, and any exhibits thereto; and

(iii)	any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-3 Registration Statement or any and all amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of each of said attorney-in-fact and agents or their substitute or substitutes.
IN WITNESS WHEREOF, each of the undersigned has subscribed to the above as of October 11, 2011.

Signature	Title

/s/ Robert A. McDonald Robert A. McDonald	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Jon R. Moeller Jon R. Moeller	Chief Financial Officer (Principal Financial Officer)

/s/ Valarie L. Sheppard Valarie L. Sheppard	Senior Vice President & Comptroller (Principal Accounting Officer)

/s/ Angela F. Braly Angela F. Braly	Director

/s/ Kenneth I. Chenault Kenneth I. Chenault	Director

/s/ Scott D. Cook Scott D. Cook	Director

/s/ Susan Desmond-Hellmann Susan Desmond-Hellmann	Director

Signature	Title

/s/ W. James McNerney, Jr. W. James McNerney, Jr.	Director

/s/ Johnathan A. Rodgers Johnathan A. Rodgers	Director

/s/ Margaret C. Whitman Margaret C. Whitman	Director

/s/ Mary Agnes Wilderotter Mary Agnes Wilderotter	Director

/s/ Patricia A. Woertz Patricia A. Woertz	Director

/s/ Ernesto Zedillo Ernesto Zedillo	Director